Exhibit 99.1

For Immediate Release:

CONTACT:	Investor Relations
Lori Mayer, Genesis HealthCare
610-925-2000

Media Relations
Jeanne Moore, Genesis HealthCare
484-949-5647

GENESIS HEALTHCARE MAKES SIGNIFICANT HEADWAY IN CAPITAL STRENGTHENING INITIATIVES

Enters Into New Four Year $120 Million Term Loan Agreement;

Pays Off Prior Term Loan

Amends Significant Loan and Lease Agreements

Announces Second Quarter 2016 Earnings Release Date

Kennett Square, Pa. – August 1, 2016 - Genesis HealthCare (Genesis or the Company), one of the nation’s largest providers of post-acute care, today announced  it has successfully completed the refinancing of its term loan facility and entered into a series of amendments to its significant loan and lease agreements. The Company also announced an agreement in principle on terms of a  settlement with the Department of Justice (the DOJ) and an extension of the lock-up for a majority of the shares of the Company’s common stock.

New Term Loan Facility

On July 29, 2016, Genesis entered into a new four year term loan agreement with HCRI Tucson Properties, Inc. (an affiliate of Welltower Inc.)  / OHI Mezz Lender, LLC (an affiliate of Omega Healthcare Investors, Inc.) and Welltower Inc. as the administrative agent and collateral agent, respectively.  The net proceeds of the new term loan, along with cash on hand, were used to repay in full the $156.5 million obligation, including a 2% prepayment penalty, under the prior term loan agreement dated December 3, 2012.

Borrowings under the new term loan agreement bear interest at a rate equal to the LIBOR rate (subject to a LIBOR floor of 1.00%) or an ABR rate (subject to a floor of 2.0%), plus in each case a specified applicable margin.   The initial applicable margin for LIBOR rate loans is 13.0% per annum and the initial applicable margin for ABR rate loans is 12.0% per annum.  At the Company’s election, with respect to either LIBOR or ABR rate loans, up to 2.0% of the interest may be paid either in cash or paid-in-kind.  The new term loan contains no pre-payment penalty provision.

Revolving Credit Facility Amendment

On July 29, 2016, Genesis also entered into an amendment regarding its Third Amended and Restated Credit Agreement dated February 2, 2015.  The amendment modifies financial covenants to provide additional flexibility to the Company and its subsidiaries and increases the interest rate margin applicable to the revolving loans under the ABL credit agreement.

The new margin for LIBOR loans increased (i) for Tranche A-1 loans, from a range of 2.75% to 3.25% to a range of 3.00% to 3.50%, (ii) for Tranche A-2 loans, from a range of 2.50% to 3.00% to a range of 3.00% to 3.50% and (iii) for FILO Tranche, from 5.00% to 6.00%.  The new margin for base rate (calculated as the highest of the (i) prime rate, (ii) the federal funds rate plus 3.00%, or (iii) LIBOR plus the excess of the applicable margin between LIBOR loans and base rate loans) loans increased (i) for Tranche A-1 loans, from a range of 1.75% to 2.25% to a range of 2.00% to 2.50%, (ii) for Tranche A-2 loans, from a range of 1.50% to 2.00% to a range of 2.00% to 2.50% and (iii) for FILO Tranche, from 4.00% to 5.00%.

Amendment of Financial Covenants in Leases and Debt Agreements

Certain of the Company’s leases and debt agreements contain financial covenants.  As previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the Company anticipated it was likely to breach certain financial covenants in future periods.  The Company has entered into amendments to its master leases with Welltower, Sabra Healthcare REIT, Inc., and Omega Healthcare Investors, Inc. and its bridge loan agreements with Welltower to reset the financial covenants under such agreements to current operating levels. All of these amendments reset financial covenants effective June 30, 2016 to levels with approximately a 20% to 25% cushion to current and projected EBITDA.

“We are very happy to close on these important agreements with our long-term credit partners,  improving balance sheet strength and liquidity,” said George V. Hager, Jr., Chief Executive Officer of Genesis.

Agreement in Principle on Financial Terms of a Settlement with DOJ

In July 2016, the Company and the DOJ reached an agreement in principle on the financial terms of a settlement regarding certain matters under investigation as well as matters that are the subject of pending litigation. Such matters pertain to allegations concerning federal and state healthcare fraud and abuse laws and regulations and are described more fully in the Company's Form 10-Q for the quarter ended March 31, 2016. The Company has agreed to the settlement in principle in order to resolve the allegations underlying these successor matters and to avoid the uncertainty and expense of litigation.

Based on the agreement in principle and in anticipation of the execution of final agreements and payment of a settlement amount of $52.7 million, the Company will record an additional loss contingency expense in the amount of $13.6 million in the second quarter of 2016, to increase its previously estimated and recorded liability.  The

Company expects to remit the settlement amount to the government over a period of five (5) years, once the agreement has been fully documented.

The agreement in principle is subject to negotiation, completion and execution of appropriate implementing agreements, including a settlement agreement or agreements, which are expected to be finalized in the second half of 2016, and the final approval of the respective parties.  There can be no assurance that the Company will enter into a final settlement agreement with the DOJ.

Voting Agreement

On July 29, 2016, the holders of a majority of the voting power of the Company’s common stock entered into a Second Amended and Restated Voting Agreement pursuant to which they agreed to enter into an extended “lock-up” through July 31, 2017.  Additional details can be found in the Company’s Form 8-K filed with the SEC on August 1, 2016.

Second Quarter 2016 Earnings Announcement

Genesis will release results for the second quarter ended June 30, 2016 after the market closes on Thursday, August 4, 2016. A conference call and webcast will be held Friday, August 5, 2016 at 8:30 a.m. Eastern Time to discuss the results.

To participate in the call, interested parties may dial (855) 849-2198. Alternatively, interested parties may access the call in listen-only mode at http://www.genesishcc.com/investor-relations. A replay of the conference call will also be available after 11:00 a.m. Eastern Time at http://www.genesishcc.com/investor-relations.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 500 skilled nursing centers and assisted/senior living communities in 34 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,700 healthcare providers in 45 states and the District of Columbia.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue”, “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated acquisitions, anticipated divestitures, anticipated business development, anticipated refinancing opportunities and other financing activities, anticipated synergies, the anticipated resolution of government investigations and litigation and anticipated compliance with covenants. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

•

reductions in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

•	reforms to the U.S. healthcare system have imposed new requirements on us;
•	revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction;
•	our success is dependent upon retaining key executives and personnel;
•

it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

•

recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals. Moreover, payment annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;

•

we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

•

our physician services operations are subject to corporate practice of Medicare laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

•

we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice, and contracts. These investigations and audits could have adverse findings that may negatively affect our business, including our results of operations, liquidity and financial condition;

•

significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which would materially and adversely affect our results of operations, liquidity and financial condition;

•

insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

•	failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;
•	we may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely;
•	completed and future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;
•

we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions,  special charges and leases that are not economically efficient in the current business environment;

•

our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

•

we are subject to numerous covenants and requirements under our various credit and leasing agreements and a breach of any such covenants or requirements could, unless timely and effectively remediated, lead to default and potential cross default under such agreements;

•

the holders of a majority of the voting power of Genesis’ common stock have entered into an extended voting agreement, and the voting group’s interests may conflict with the interests of other holders;

•

some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts; and

•	we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 when it is filed, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###